Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 31, 2023, with respect to the financial statements of Checkpoint Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

November 17, 2023